Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2012 in the Registration Statement on Form F-1 and related Prospectus of Caesarstone Sdot-Yam Ltd. dated February 16, 2012.

/s/ Kost Forer Gabbay & Kasierer
By: Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Haifa, Israel

February 16, 2012